Exhibit 10.3

THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT

This THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is entered into as of September 12, 2012, by and among VIRCO MFG. CORPORATION, a Delaware corporation (“VMC”), VIRCO INC., a Delaware corporation (“Virco”, and together with VMC, “Borrowers” and, each individually, a “Borrower”), the financial institutions from time to time party to the Credit Agreement (as defined below) as lenders (collectively, “Lenders”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent for Lenders (PNC, in such capacity, “Agent”), with respect to the following:

A. Borrowers, Lenders and Agent have previously entered into that certain Revolving Credit and Security Agreement, dated as of December 22, 2011 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”).

B. Borrowers have failed to maintain minimum EBITDA for the six consecutive fiscal months ended July 2012 as required under Section 6.5(c) of the Credit Agreement (the “July Covenant Default”). The July Covenant Default constitutes an Event of Default under the Credit Agreement.

C. Borrowers have requested that Agent and Lenders waive the July Covenant Default and amend the Credit Agreement in certain respects and Agent and Lenders have agreed to waive the July Covenant Default and amend the Credit Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement, the Loan Documents and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions Incorporated. Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Credit Agreement, as amended hereby.

2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) The following new definitions are hereby added to Section 1.2 of the Credit Agreement in proper alphabetical order to read as follows:

“‘Landlord Reserve’ shall mean, as to each location at which a Borrower has Inventory or books and records located and as to which a Lien Waiver Agreement has not been received by Agent, a reserve in an amount equal to three months’ rent or expense, as applicable, for such location; provided, that for Borrowers’ leased location at 2027 Harpers Way, Torrance, California, in lieu of a Landlord Waiver Agreement, Agent will implement an immediate three month rent reserve.”

“‘Third Amendment’ shall mean the Third Amendment to Revolving Credit and Security Agreement dated as of September 12, 2012, among Borrowers, the Lenders party thereto and Agent.”

“‘Third Amendment Date’ shall mean September 12, 2012.”

(b) The following definitions set forth in Section 1.2 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

“‘Limited Purpose Deposit Account’ means the deposit account of VMC maintained with Wells Fargo Bank, National Association on the Closing Date to the extent such deposit account (a) is subject to Agent’s control on the Closing Date and sole control after notice by Agent to such account bank and (b) on and after November 15, 2012 (or such later date as Agent shall agree in its sole discretion), does not contain amounts on deposit therein in excess of (i) amounts solely used by VMC to make employee payroll and (ii) amounts not in excess of $100,000 per calendar month solely used to pay charge backs and fees in connection with merchant card services provided by Wells Fargo Bank, National Association to Borrowers.”

“‘Reserves’ means reserves against the Formula Amount, including the Dilution Reserve and the Landlord Reserve, established and adjusted by Agent from time to time in its Permitted Discretion.”

(c) The text of clause (g) of the definition of “Eligible Finished Goods Inventory” as set forth in Section 1.2 of the Credit Agreement is hereby amended and restated to read as follows:

“(g) is situated at a location not owned by a Borrower unless (i) the owner or occupier of such location has executed a Lien Waiver Agreement or (ii) Agent, in its sole discretion, establishes a Landlord Reserve in lieu of a Lien Waiver.”

(d) The text of Section 2.1(a) of the Credit Agreement is hereby amended by adding the following sentence to the end of that Section to read as follows:

“As information only, the Inventory Advance Rate is and will continue to be adjusted by high and low seasons based on results from time to time of the Inventory appraisals.”

(e) The text of Section 4.21 of the Credit Agreement is hereby amended and restated to read as follows:

“4.21 Deposit and Investment Accounts. Borrowers agree not to maintain any deposit or investment accounts other than accounts held at or through Agent, except that Borrowers may maintain the accounts set forth on Schedule 4.15(h) (as so updated from time to time) that are (a) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrowers’ employees (including any “rabbi trust” account used in connection with such purposes) and identified to Agent by Borrowers as such, or (b) subject to a control agreement in favor of Agent from the holder of such account, giving Agent a first-priority security interest in such account, in form and substance satisfactory to Agent; provided, that, notwithstanding the foregoing, all deposit accounts of the Credit Parties (other than (x) deposit accounts of the type described in the foregoing clause (a), (y) the Limited Purpose Deposit Account to the extent such deposit account is in compliance with the requirements set forth in the definition thereof and (z) deposit accounts at Comerica Bank that comply with the foregoing clause (b)) shall be maintained at PNC no later than

November 15, 2012 (or such later date as Agent shall agree in its sole discretion). On each Business Day that amounts received in the Limited Purpose Deposit Account (other amounts of the type described in clause (b) of the definition thereof deposited therein by VMC) since the last date of transfer required by this sentence (or the Closing Date, in the case of the first such transfer) are equal to or in excess of $250,000 in the aggregate, the Borrowers shall transfer on such Business Day all such amounts to the collection account of VMC maintained at PNC.”

(f) The text of the table set forth in clause (a) of Section 6.5 of the Credit Agreement with respect to the Fiscal Quarter End and the Minimum Tangible Net Worth is hereby amended and restated to read as follows:

“Fiscal Quarter End	Minimum Tangible Net Worth
January 31, 2012	$28,177,000
April 30, 2012	$24,654,000
July 31, 2012	$32,351,000
October 31, 2012	$37,007,500
January 31, 2013	$30,748,000”

In all other respects, Section 6.5(a) of the Credit Agreement remains in full force and effect in accordance with its terms.

(g) The text of the table set forth in clause (c) of Section 6.5 of the Credit Agreement with respect to the Fiscal Month Period and Fiscal Month End and EBITDA is hereby amended and restated to read as follows:

Fiscal Month Period and Fiscal Month End	EBITDA
Fiscal month ending December 2011	$(2,268,000)
Two consecutive fiscal months ending January 2012	$(6,006,000)
Fiscal month ending February 2012	$(1,896,000)
Two consecutive fiscal months ending March 2012	$(2,970,000)
Three consecutive fiscal months ending April 2012	$(3,294,000)
Four consecutive fiscal months ending May 2012	$(2,588,000)

Five consecutive fiscal months ending June 2012	$300,000
Six consecutive fiscal months ending July 2012	$5,800,000
Seven consecutive fiscal months ending August 2012	$9,900,000
Eight consecutive fiscal months ending September 2012	$9,800,000
Nine consecutive fiscal months ending October 2012	$10,300,000
Ten consecutive fiscal months ending November 2012	$8,469,500
Eleven consecutive fiscal months ending December 2012	$6,364,000
Twelve consecutive fiscal months ending January 2013	$5,232,000”

In all other respects, Section 6.5(c) of the Credit Agreement remains in full force and effect in accordance with its terms.

(h) The text of Section 7.21 of the Credit Agreement is hereby amended and restated to read as follows:

“7.21 Clean Down. Commencing in calendar year 2012, permit Revolving Advances in the aggregate to exceed $6,000,000 at any time for a period of 60 consecutive days during the last fiscal quarter of each fiscal year of Borrowers.”

(i) The text of Section 9.2 of the Credit Agreement is hereby amended and restated to read as follows:

“9.2 Schedules. During the Peak Season, deliver to Agent on or before Wednesday of each week (or as frequently as Agent shall require during the existence of a Default) as and for the prior week (a) accounts receivable ageings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, (c) Inventory reports, and (d) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior week and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement). At all times other than during the Peak Season, deliver to Agent on or before the fifteenth (15th) day of each month (or as frequently as Agent shall require during the existence of a Default) as and for the prior month (a) accounts receivable ageings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, (c) Inventory reports, (d) current ‘do not mail’ planscape accounts receivable detail and (e) a

Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement). Borrowers shall also deliver to Agent on or before Wednesday of each week (or as frequently as Agent shall require during the existence of a Default) as and for the prior week, a report of the sales and collections activity for such week. In addition, each Borrower will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules, (ii) copies of Customer’s invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and may do whatever it deems reasonably necessary to protect its interests hereunder. The items to be provided under this Section 9.2 are to be in form satisfactory to Agent and executed by Borrowing Agent and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral.”

3. Landlord Subordination.

(a) On or before November 30, 2012 (or such later date as Agent may agree in its discretion), Borrowers shall use commercially reasonable efforts to cause to be delivered to Agent a Landlord’s Subordination Agreement, in form and substance acceptable to Agent, for the leased premises located at 2027 Harpers Way, Torrance, California whereby the landlord agrees to subordinate its Lien in the Collateral of Borrowers located at such location to the Lien of Agent and Lenders and provide Agent adequate access to such location.

(b) Upon Agent’s receipt of an executed copy of a Landlord Subordination Agreement described in clause (a) above at any time during the term of the Credit Agreement, Agent will remove the existing Landlord Reserve established by Agent under the definition of “Landlord Reserve” as set forth in the Credit Agreement for the leased premises located at 2027 Harpers Way, Torrance, California.

4. Limited Waiver. Agent and Lenders hereby waive the July Covenant Default. This waiver shall be narrowly construed and shall neither extend to any other violations under, or default of, the Credit Agreement, including, but not limited to, a violation of the financial covenant set forth in Section 6.5(c) of the Credit Agreement for any future period of time, nor shall this waiver prejudice any rights or remedies which Agent or any Lender may have or be entitled to with respect to such future violation or default.

5. Amendment Fee. On the date hereof, Borrowers shall pay to Agent, in addition to all other fees and charges set forth in the Credit Agreement, a non-refundable amendment fee of $15,000, which fee may be charged to the Borrowers’ Account as a Revolving Advance (the “Amendment Fee”).

6. Conditions Precedent. The obligations of Agent and Lenders hereunder, and this Amendment, will be effective on the date (the “Third Amendment Effective Date”) of satisfaction of each of the following conditions precedent, each in a manner in form and substance acceptable to Agent:

(a) Representations and Warranties. The representations and warranties contained herein and in the Credit Agreement, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date, in which case each such representation and warranty shall be true and correct in all material respects as of such specific date;

(b) No Default. After giving effect to this Amendment, no Default or Events of Default shall have occurred and be continuing;

(c) Amendment. Borrowers shall have delivered to Agent an executed original of this Amendment;

(d) Company Proceedings of Borrowers. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each Borrower authorizing the execution, delivery and performance of this Amendment certified by the Secretary or an Assistant Secretary of each Borrower as of the Third Amendment Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(e) Fees. Borrowers shall have paid the Amendment Fee, or in Agent’s discretion, Agent shall have charged the Amendment Fee to the Borrowers’ Account as a Revolving Advance; and

(f) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to Agent and its counsel.

7. Representations and Warranties. To induce Lenders and Agent to enter into this Amendment, each Borrower represents and warrants to Lenders and Agent as of the date hereof as follows:

(a) Such Borrower has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder. This Amendment has been duly executed and delivered by such Borrower and the Credit Agreement, as amended by this Amendment constitutes the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Amendment (i) are within such Borrower’s powers, have been duly authorized by all necessary company action, are not in contravention of law or the terms of such Borrower’s by-laws, certificate of incorporation, or other applicable documents relating to such Borrower’s formation or to the conduct of such Borrower’s business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, (ii) will not conflict with or violate any law or regulation, or any judgment, order, writ, injunction or decree of any court or Governmental Body, (iii) will not require the Consent of any Governmental Body or any other Person, except those Consents which will have been duly obtained, made or compiled prior to date hereof and which are in full force and effect, and (iv) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any material agreement, charter document, instrument, by-law or other instrument to which such Borrower is a party or by which it or its property is a party or by which it may be bound.

(b) After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case each such representation and warranty is true and correct in all material respects as of such specific date, and no Default or Event of Default has occurred and is continuing.

8. Reaffirmation. Except as specifically modified by this Amendment, the Credit Agreement and the other Loan Documents remain in full force and effect in accordance with their respective terms and are hereby ratified, reaffirmed and confirmed by Borrowers.

9. Events of Default. Any failure to comply with the terms of this Amendment will constitute an Event of Default under the Credit Agreement.

10. Integration. This Amendment, together with the Credit Agreement and the Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

11. Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

12. Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or Lenders to amend or otherwise modify any of the provisions of the Credit Agreement and this Amendment shall have no binding force or effect until the Third Amendment Effective Date.

13. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

14. Governing Law. THIS AMENDMENT IS A LOAN DOCUMENT AND IS GOVERNED BY THE APPLICABLE LAW PERTAINING IN THE STATE OF NEW YORK, OTHER THAN THOSE CONFLICT OF LAW PROVISIONS THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION. THIS GOVERNING LAW ELECTION HAS BEEN MADE BY THE PARTIES IN RELIANCE ON, AMONG OTHER THINGS, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AS AMENDED (AS AND TO THE EXTENT APPLICABLE), AND OTHER APPLICABLE LAW.

15. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrowers, Lenders, Agent, and all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Amendment without the prior written consent of Agent.

16. Attorneys’ Fees; Costs. Borrowers agree to promptly pay, upon written demand, all reasonable and documented attorneys’ fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys’ fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.

17. Jury Trial Waiver. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AMENDMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HERETO HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. WITHOUT LIMITING THE APPLICABILITY OF ANY OTHER PROVISION OF THE CREDIT AGREEMENT, THE TERMS OF ARTICLE XII OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AMENDMENT.

18. Total Agreement. This Amendment, the Credit Agreement, and the other Loan Documents contain the entire understanding among Borrowers, Lenders and Agent and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties, or guarantees not herein contained and hereinafter made have no force and effect unless in writing, signed by Borrowers’ and Agent’s respective officers. Neither this Amendment nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled, or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Amendment and the other Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

VIRCO MFG. CORPORATION,
a Delaware corporation, as a Borrower

By:	/s/ Robert E. Dose
Name:	Robert E. Dose
Title:	VP Finance

VIRCO INC., a Delaware corporation, as a Borrower

By:	/s/ Robert E. Dose
Name:	Robert E. Dose
Title:	VP Finance

PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent

By:	/s/ Jeanette Vandenbergh
Name:	Jeanette Vandenbergh
Title:	Vice President